Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
VACANT LAND PURCHASE AGREEMENT EXTENSION

Vancouver, B.C. – November 22, 2011 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, further to the Company's News Release of September 29, 2011, the close of escrow for the Vacant Land Purchase Agreement (the “Adelanto West Agreement”), entered into by the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Adelanto West Agreement has also been extended. Under the Adelanto West Agreement, the close of escrow has been extended to January 6, 2012, and the Adelanto West Agreement is now subject to Coronus’ board of director approval on or before December 31, 2011. The Company sought the extensions because the Company requires additional time to determine whether the property will be suitable for a solar photovoltaic development under the California Public Utilities Commission’s feed-in tariff program for small generators.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk

President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

Coronus Solar Inc.	News Release	Page 1 of 1